Exhibit 99.1

PRELIMINARY FORM OF PROXY

BANK OF ASTORIA

SPECIAL MEETING OF SHAREHOLDERS

                    , 2004

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, appoints William D. Shaw and Cheri J. Folk, and any one or more of them, with full power of substitution, as a true and lawful attorney and proxy to vote, as designated in this proxy, all of the shares of common stock of Bank of Astoria the undersigned is entitled to vote at the Special Meeting of Shareholders of Bank of Astoria to be held on                     , 2004, or any adjournment or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

If signed, this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY, IF SIGNED, WILL BE VOTED FOR PROPOSAL 1. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THIS PROXY MAY BE VOTED BY THE ABOVE NAMED PROXIES IN THEIR DISCRETION.

Under Oregon law, the failure to vote will have the same effect as a vote against the merger.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE

ENCLOSED PREPAID ENVELOPE.

The Board of Directors unanimously recommends a vote FOR Proposal 1.

1.	Approval of the Plan and Agreement of Merger, dated as of June 7, 2004 among Bank of Astoria, Columbia Banking System, Inc. and New Bank of Astoria.

FOR	AGAINST	ABSTAIN
☐	☐	☐

SIGNATURE	DATE

SIGNATURE	DATE

NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.